EXHIBIT (3)(c)


                 CERTIFICATE OF AMENDMENT TO THE
                  ARTICLES OF INCORPORATION OF
                 TECHNOLOGY RESEARCH CORPORATION

          ***********************************************

     TECHNOLOGY RESEARCH CORPORATION, a Florida corporation (the
"Corporation"), hereby certifies as follows:

     1. The Articles of Incorporation of the Corporation are hereby amended by deleting the present form of Article IV in its entirety and by substituting, in lieu thereof, the following:

        "The aggregate number of shares of stock authorized to be issued by this Corporation shall be 10,000,000 shares of common stock, each with a par value of $.51. Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to the common stock, as well as in the net assets of the Corporation upon liquidation or dissolution."

     2. On May 10, 1995 the Board of Directors of the Corporation, and on August 23, 1995, the shareholders of the Corporation, approved a one for three reverse stock split or share combination, effective September 15, 1995. In addition to reducing the Corporation's authorized common stock to from 30,000,000 to 10,000,000 shares, the reverse stock split will effect a reduction in the issued and outstanding shares of common stock, from 15,844,507 to 5,281,502 (plus such additional shares as are created by rounding up each fractional share generated by the share combination to the next higher whole number).

     3. The amendment recited above does not adversely affect the rights or preferences of the holders of outstanding shares of any class or series and does not result in the percentage of authorized shares that remain unissued after the division or combination exceeding the percentage of authorized shares that were unissued before the division or combination, except as a result of de minimis rounding up of each fractional share generated by the share combination to the next higher whole number, as approved by the Corporation's shareholders.

     4. The amendment recited above (including the reverse stock split) has been duly adopted in accordance with the provisions of Sections 607.1003 and 607.10025(6), Florida Statutes, the Board of Directors of the Corporation having adopted a resolution setting forth such amendment, declaring its advisability and directing that such amendment be considered by the shareholders of the Corporation at its annual meeting thereof; notice of such meeting having been provided in accordance with the By-Laws of the Corporation; a quorum of such shareholders having been present at the meeting held in response to such notice on August 23, 1995; and a majority of the shareholders present at such meeting and entitled to vote on the proposed amendment having voted in favor thereof, a vote sufficient for approval of the amendment.

5. The foregoing amendment and reverse stock split shall become effective as of the close of business on September 15, 1995.


      IN WlTNESS WHEREOF, the Corporation has made this Certificate under the signature of its President and the attestation of its Secretary this 23 day of August, 1995.

                                   TECHNOLOGY RESEARCH
                                   CORPORATION


                                       /s/Raymond H. Legatti
Attest:                            BY:______________________________
                                       Raymond H. Legatti, President


    /s/Robert S. Wiggins
By:_____________________________
    Robert S. Wiggins, Secretary

STATE OF FLORIDA

COUNTY OF PINELLAS


      I HEREBY CERTIFY that on this 23 day of August, 1995, before me, the undersigned authority, personally appeared Raymond H. Legatti, President of TECHNOLOGY RESEARCH CORPORATION, to be well known and known to me to be the person who signed and executed the foregoing instrument, and who acknowledged before me that he executed the same on behalf of and as the act and deed of that corporation, freely and voluntarily, for the uses and purposes therein expressed, and that the facts stated therein are correct and complete to the best of his knowledge and belief.

      SWORN TO AND SUBSCRIBED before me the day and year aforesaid.


                                          /s/ Ida C. Larsen
                                          _______________________________
                                          NOTARY PUBLIC, State of Florida
                                          at Large

                                          Print Name:  Ida C. Larsen

                                          My Commission Expires:  Sept. 6, 1996